Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

Registration Statement
Form	Number	Purpose
S-8	333-55773	Pertaining to Aon's stock award plan, stock option plan, and employee stock purchase plan

S-4	333-168320	Pertaining to the registration of 4,545,566 shares of common stock registered on Post Effective Amendment No. 1 related to the Amended and Restated Global Stock and Incentive Compensation Plan of Hewitt Associates, Inc.

S-8	333-103344	Pertaining to the Aon Stock Incentive Plan

S-8	333-106584	Pertaining to Aon's deferred compensation plan

S-8	333-145928	Pertaining to the Aon Stock Incentive Plan

S-8	333-145930	Pertaining to the registration of common stock underlying equity securities issued to Aon's president and chief executive officer

S-8	333-174788	Pertaining to Aon's 2011 stock incentive plan and 2011 employee stock purchase plan

S-4	333-178991	Pertaining to the registration of 355,110,708 Class A Ordinary Shares of Aon Global Limited, and in the related Proxy Statement / Prospectus of Aon Global and Aon Corporation contained therein

S-3	333-227514	Pertaining to the registration of debt securities, guarantees, preference shares, Class A Ordinary Shares, Convertible Securities, share purchase contracts and share purchase units of Aon plc and debt securities and guarantees of Aon Corporation

S-8	333-184999	Pertaining to Aon plc Company Share Save Plan

S-8	333-199759	Pertaining to the registration of an additional 9,000,000 Class A Ordinary Shares to be issued pursuant to the Aon plc 2011 Incentive Plan

S-8	333-235296	Pertaining to the registration of an additional 5,000,000 Class A Ordinary Shares to be issued pursuant to the Aon plc 2011 Incentive Plan

S-3	333-238189
Pertaining to the registration of debt securities, preference shares, Class A Ordinary Shares, share purchase contracts and share purchase units of Aon plc, debt securities of Aon Global Holdings plc, senior debt securities of Aon Corporation, and the related guarantees of each of Aon plc, AGH, Aon Corporation and Aon plc of our reports dated February 19, 2021, with respect to the consolidated financial statements of Aon plc and the effectiveness of internal control over financial reporting of Aon plc, included in this Annual Report (10-K) of Aon plc for the year ended December 31, 2020.

/s/ ERNST & YOUNG LLP

Chicago, Illinois
February 19, 2021